EXHIBIT 5.1

FREDRIKSON & BYRON, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota 55402

Telephone: (612) 492-7000

Facsimile: (612) 492-7077

July 18, 2019

Nephros, Inc.

380 Lackawanna Place

South Orange, NJ 07079

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as corporate counsel to Nephros, Inc. (the “Company”) in connection with the filing by the Company of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) covering 222,222 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) issuable from time to time pursuant to the Company’s 2015 Equity Incentive Plan (the “Plan”).

In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented, and represented as being such, to us by the Company: (i) the Company’s Certificate of Incorporation, as amended; (ii) the Company’s By-Laws, as amended; (iii) certain corporate resolutions adopted by the Board of Directors pertaining to the adoption and approval of the Plan, including the reservation of additional shares for issuance pursuant to the Plan; (iv) the Plan; and (v) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that, upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the Delaware General Corporation Law. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,
Fredrikson & Byron, P.A.

By:	/s/ Amanda K. Lorentz
Vice President